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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 2001, included in Ostex International, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Seattle, Washington
November 19, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS